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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549



                            FORM 8-K

                         CURRENT REPORT


                        December 22, 1997
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        Date of Report (Date of earliest event reported)



                    USLD Communications Corp.
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     (Exact name of registrant as specified in its charter)



          Delaware                 0-18195            74-2522103
(State or other jurisdiction   (Commission File       (IRS Employer
     of incorporation)              Number)        Identification No.)



         9311 San Pedro, Suite 100,
             San Antonio, Texas                     78216
  (Address of principal executive offices)        (Zip Code)



                         (210) 525-9009
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      (Registrant's telephone number, including area code)



                               N/A
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  (Former Name or Former Address, if Changed Since Last Report)



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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

     At 4:30 p.m. (Eastern Standard Time) on December 22, 1997, pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated as of September 17, 1997, among LCI International, Inc., a Delaware corporation ("LCI"), LCI Acquisition Corp., a Delaware corporation and wholly owned subsidiary of LCI ("Merger Sub"), and USLD Communications Corp., a Delaware corporation ("USLD"), Merger Sub merged with and into USLD (the "Merger") such that USLD continued as the surviving corporation in the Merger and became a wholly owned subsidiary of LCI.

     As a result of the Merger, each share of the common stock, par value $.01 per share, of USLD issued and outstanding immediately prior to the Merger, together with the associated preferred stock purchase rights attached thereto, was converted into .7576 shares of common stock, par value $.01 per share, of LCI ("LCI Common Stock"). Cash will be paid in lieu of fractional shares of LCI Common Stock. The transaction was a tax-free exchange and was accounted for on a "pooling of interests" basis.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     (a)-(b)   Not Applicable.

         (c)   Exhibits.

               2.1 Agreement and Plan of Merger, dated as of September 17, 1997 among LCI International,
                    Inc., LCI Acquisition Corp. and USLD
                    Communications Corp. (incorporated by
                    reference to Exhibit 2.1 of USLD
                    Communications Corp.'s Current Report on Form
                    8-K, dated September 23, 1997).


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Date:  December 23, 1997

                              USLD COMMUNICATIONS CORP.


                              By:  /s/ LARRY M. JAMES
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                                   Larry M. James
                                   President